UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2017

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2017, Discovery Communications, LLC (“DCL”) completed its registered offering of $450 million aggregate principal amount of its 3.800% Senior Notes due 2024 (the “2024 Notes”) and $200 million aggregate principal amount of additional senior notes pursuant to a reopening of its existing 4.900% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”). The offering of the Notes was made pursuant to DCL’s shelf registration statement on Form S-3 (File No. 333-205774) filed with the Securities and Exchange Commission on July 21, 2015.

The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of February 28, 2017, among DCL, Discovery Communications, Inc. (“Discovery”) and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC, as the representatives of the several underwriters named therein.

The 2024 Notes bear interest at a rate of 3.800% per year and will mature on March 13, 2024. The 2026 Notes bear interest at a rate of 4.900% per year and will mature on March 11, 2026. Interest on the 2024 Notes is payable on March 13 and September 13 of each year, beginning on September 13, 2017. Interest on the 2026 Notes is payable on March 11 and September 11 of each year, beginning on September 11, 2017.

Prior to January 13, 2024, DCL may, at its option, redeem some or all of the 2024 Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after January 13, 2024, DCL may redeem the 2024 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption. Prior to December 11, 2025, DCL may, at its option, redeem some or all of the 2026 Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after December 11, 2025, DCL may redeem the 2026 Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery.

The Notes were issued pursuant to an indenture, dated as of August 19, 2009, among DCL, Discovery and U.S. Bank National Association, as trustee, as supplemented by a ninth supplemental indenture, dated as of March 11, 2016, with respect to the 2026 Notes and a tenth supplemental indenture, dated as of March 13, 2017, with respect to the 2024 Notes. The indenture, the ninth supplemental indenture and the tenth supplemental indenture contain certain covenants, events of default and other customary provisions.

The foregoing descriptions of the Notes, the indenture, the ninth supplemental indenture and the tenth supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on August 19, 2009, the ninth supplemental indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on March 11, 2016, and the tenth supplemental indenture, which is filed hereto as Exhibit 4.1, are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to DCL, has issued an opinion to DCL, dated March 13, 2017, regarding the legality of the Notes and the Guarantee upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Tenth Supplemental Indenture, dated as of March 13, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

4.1	Tenth Supplemental Indenture, dated as of March 13, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)